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                                                                   EXHIBIT 10.1


EMPLOYEE AGREEMENT (Inventions and confidential information) for BIOANALYTICAL SYSTEMS INC.

In consideration of my employment (or continuation of such employment) by BIOANALYTICAL SYSTEMS INC. and in consideration of the compensation to be paid me for my services in the course of such employment, I for myself, my heirs, executors, administrators or other legal representatives and assigns, do hereby agree:

1. That "company" whenever used in this agreement includes BIOANALYTICAL SYSTEMS and/or any of its divisions and subsidiaries.

2. That I will (a) promptly disclose and assign, and do hereby assign to the company, any and all inventions, discoveries and improvements which I may discover or conceive either solely or jointly with others during the period of my employment (whether or not during usual working hours) and which relate to or are susceptible of use in the business of the Company; (b) disclose promptly any technical data, know-how or information which I may acquire with respect to any matters relating to the Company's business; (c) assist the Company at the Company's expense in obtaining for its benefit patents in the United States and in any and all foreign countries on all such inventions, discoveries and improvements in enforcing and defending its rights relating to any such patents, inventions, discoveries or improvements; (d) testify on its behalf with respect thereto; and (e) execute all proper papers for use in applying for, obtaining and maintaining such patents, and in maintaining or enforcing the rights of the Company thereunder.

3. That any such inventions, discoveries and improvements and any technical data, information or knowhow made, discovered or conceived or acquired by me in the course of my employment and relating to the Company's business (other than information of public knowledge), whether patented or not, are to be and remain the property of the Company.

4. That I will not, without the authorization of the Company, disclose to any person outside the Company or use at any time (either during or subsequent to my said employment) any trade secrets, technical data, or know-how relating to the Company's products, processes, methods, equipment and business practices which I have acquired during my employment until such information shall have become public knowledge.

5. That the foregoing obligations shall survive the termination of my employment and that I will perform all necessary acts to make the agreement effective; that on leaving the employ of the Company, I will not take with me, without its consent, any drawings, blueprints, documents or records belonging to the Company, or copies or transcripts thereof, and that at such time prior thereto on demand, I will turn over to the Company all notebooks, drawings, blueprints,




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         copies, transcripts or other notes, records or material belonging to the Company which are in my possession or under my control.
6. That I have set forth in Schedule A on the following page, made a part of this agreement, a list and written description of all inventions, patented or unpatented, if any owned by me prior to my employment by the Company. These inventions are to be excluded from this agreement.

7. I represent that I do not have in my possession, and will not use for the benefit of BAS, any confidential information or documents belonging to others, including but not limited to previous employers. I represent that employment by BAS will not require me to violate any obligation to others, under contract or otherwise, or to violate any confidence of others. I represent that I have executed no prior non_competition, non_disclosure or confidentiality agreements that are currently binding, and that at the time of signing this agreement, I know of no written or oral contract or of any other impediment that would inhibit my employment with the Company.

8. That I have set forth in Schedule B below, made a part of this agreement, a list of all agreements with or obligations to other companies or parties which require that I keep secret or confidential knowledge or information which I acquired from such other company or party. I represent that except as stated on the reverse of this agreement I have no agreements with or obligations to others in conflict with the foregoing provisions of this agreement.

9. Upon leaving the Company for any cause, I will sign and honor the attached TERMINATION AGREEMENT which verifies my review of the above material.

10. My signature below indicates that l have understood the significance of the above.

                                   Employee's Name:_____________________________
                                                            (printed)

Witness.  ___________________________    Employee's_____________________________
          Supervisor or Corp. Officer
                                         Signature:_____________________________

                                         Date:__________________________________

SCHEDULE A -- Inventions (List and describe):

| |    not applicable_________________________________(initial)






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SCHEDULE B -- Confidential Information (List agreements with or obligations to others):

| |    not applicable________________________(initial)






Do not Write Below This Line

________________________________________________________________________________

                                        Accepted:

                                        BIOANALYTICAL SYSTEMS, INC.



                                        By:_____________________________________

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                              TERMINATION AGREEMENT


I hereby acknowledge that I have reviewed with my supervisor and understand the attached EMPLOYMENT AGREEMENT which I signed on _________________________ when I joined Bioanalytical Systems, Inc. I furthermore assure that I have not retained any technical material, files, laboratory notebooks, circuit diagrams, software, marketing plans, equipment, prototypes, customers lists, financial data, and like materials covered by the AGREEMENT or otherwise in my possession while at Bioanalytical Systems and that I will not disclose the contents of such to third parties.

I have furthermore returned to Bioanalytical Systems, Inc. all keys, credit cards, and telephone calling cards and have not duplicated such materials or transferred them to third parties.

I further agree that any outstanding money owed by me to Bioanalytical Systems, Inc. or the cost of equipment owned by Bioanalytical Systems, Inc. but retained by me may be deducted from any wages/salaries/commissions due me from Bioanalytical Systems, Inc.


_________________________________________                _______________________
     Signed                                                        Date


_________________________________________ Witness
  (Supervisor or BAS Corporate Officer)

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